SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is entered into as of ______________, 2014 by and between _______________________ (“Borrower”),  and HEARTLAND BANK, an Arkansas state bank (“Agent”).

PRELIMINARY STATEMENT

Borrower, Agent and the lenders from time to time a party thereto (each a “Lender”; and collectively, the “Lenders”) are entering into an Account Purchase Agreement dated of even date herewith (as it may be amended or modified from time to time, the “APA”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower.  To induce the  Lenders to enter into and extend credit to the Borrower under the APA, Borrower is entering into this Security Agreement (as it may be amended or modified from time to time, the “Security Agreement”).

ACCORDINGLY, Borrower, Agent and the Lenders, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Terms Defined in APA.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the APA.

SECTION 1.2.  Terms Defined in Code.  Terms defined in the Code which are not otherwise defined in this Security Agreement are used herein as defined in the Code as in effect on the date hereof.

SECTION 1.3.  Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” means all rights to payment for goods sold or leased or services rendered by Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to Borrower to secure such rights to payment.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all

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of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Pledged Deposits, Stock Rights and Other Collateral, wherever located, in which Borrower now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Control” shall have the meaning set forth in Chapter 8 of the Code as in effect from time to time.

“Documents” means all documents of title and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means all equipment, machinery, furniture and goods used or usable by Borrower in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

“General Intangibles” means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

“Investment Property” means stock or other securities, whether certificated or uncertificated, of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, or any other item which would be classified as an “investment” on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by

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such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

“Instruments” means all negotiable instruments (as defined in §3-104 of the Code as in effect from time to time), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

“Inventory” means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in Borrower’s business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of Borrower, and all such goods released to Borrower or to third parties under trust receipts or similar documents.

“Lender” shall have the meaning set forth in the Preliminary Statement, and each of their respective successors and assigns.

“Obligations” or “Secured Obligations” mean any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by Agent or any Lender in connection with the preparation, administration, collection or enforcement thereof), of Borrower to Agent or any Lender arising under or pursuant to this Security Agreement, the APA and the promissory note or notes issued or hereafter issued under the APA (including, without limitation, the Obligations as defined in the APA.)

“Other Collateral” means any property of Borrower, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of Borrower other than real estate.

“Person” shall mean an individual, partnership, joint venture, corporation, limited liability company, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

“Pledged Deposits” means all time deposits of money, whether or not evidenced by certificates, which Borrower may from time to time designate as pledged to Agent, for the benefit of the Lenders, as security for any Obligation, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

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“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Chapter 8 of the Code as in effect from time to time

“Stock Rights” means any securities, dividends or other distributions and any other right or property which Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Borrower hereby pledges, assigns and grants to Agent, for the benefit of the Lenders, a security interest in all of Borrower’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  Notwithstanding anything herein to the contrary, “Collateral” shall exclude, any Equipment subject to any Lien securing purchase money Debt or a Capitalized Lease to the extent that such contract, instrument or agreement evidencing such purchase money Debt or Capitalized Lease restricts the granting of a Lien in such Equipment to Agent only for so long as the grant of such security interest shall constitute or result in a breach, termination or default under such contract, instrument or agreement; provided, that, such security interest shall attach immediately and automatically at such time as the restriction ceases to exist by virtue of termination or expiration or such consent has been obtained and provided, further that,  the Collateral shall include any and all proceeds arising from such excluded Equipment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Agent and the Lenders that:

SECTION 3.1.  Title, Authorization, Validity and Enforceability.  Borrower has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(f), and has full power and authority to grant to Agent, for the benefit of the Lenders, the security interest in such Collateral pursuant hereto.  The execution and delivery by Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of Borrower and creates a security interest which is enforceable against Borrower in all now owned and hereafter acquired Collateral.

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SECTION 3.2.  Conflicting Laws and Contracts.  Neither the execution and delivery by Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or Borrower’s articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Agent, for the benefit of the Lenders).

SECTION 3.3.  Principal Location.  Borrower’s mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, is disclosed in Exhibit A. Borrower has no other places of business except those set forth in Exhibit A.  The State in which Borrower was originally, and is still, incorporated is Delaware.

SECTION 3.4.  Property Locations.  The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A.  All of said locations are owned by Borrower except for locations (i) which are leased by Borrower as lessee and designated in Part B of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit A, with respect to which Inventory Borrower has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to Agent to protect Agent’s security interest in such Inventory.

SECTION 3.5.  No Other Names.  Borrower has not conducted business under any name except the name in which it has executed this Security Agreement.

SECTION 3.6.  No Default.  No Default or Event of Default exists.

SECTION 3.7.  Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of Borrower relating thereto and in all invoices and reports with respect thereto furnished to Agent by Borrower from time to time.  As of the time when each Account or each item of Chattel Paper arises, Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

SECTION 3.8.  Filing Requirements.  None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit B.  None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit B and (ii) patents, trademarks and copyrights held by Borrower and described in Part C of Exhibit B.  The legal description, county and street address of the property on which any Fixtures are located is set forth in Exhibit C together with the name and address of the record owner of each such property.

SECTION 3.9.  No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming Borrower as debtor has

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been filed in any jurisdiction except (i) financing statements naming Agent, for the benefit of the Lenders, as the secured party, (ii) as described in Exhibit D and (iii) as permitted by Section 4.1(f).

SECTION 3.10.  Federal Employer Identification Number.  Borrower’s Federal employer identification number is 45-4384404.

SECTION 3.11.  Pledged Securities and Other Investment Property.  Exhibit E sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to Agent.  Borrower is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit E as being owned by it, free and clear of any Liens, except for the security interest granted to Agent, for the benefit of the Lenders, hereunder.  Borrower further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, Borrower has so informed Agent so that Agent may take steps to perfect its security interest therein as a General Intangible.

SECTION 3.12.  Deposit Accounts.  Exhibit F sets forth a complete and accurate list of all bank accounts maintained by Borrower with any Person.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

SECTION 4.1.  General.

(a)  Inspection.  Borrower will permit Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of Borrower with, and to be advised as to the same by, Borrower’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all with advance notice at such reasonable times during normal business hours and intervals as Agent or such Lender may determine, and all at Borrower’s expense.

(b)  Taxes.  Borrower will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and with respect to which no Lien exists.

(c)  Records and Reports; Notification of Default.  Borrower will maintain complete and accurate books and records with respect to the Collateral, and furnish to Agent or any Lender such

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reports relating to the Collateral as Agent or any Lender shall from time to time request.  Borrower will give prompt notice in writing to Agent of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

(d)  Financing Statements and Other Actions; Defense of Title.  Borrower will execute and deliver to Agent all financing statements and other documents and take such other actions as may from time to time be requested by Agent in order to maintain a first perfected security interest in and, in the case of Investment Property, Control of, the Collateral.  Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e)  Disposition of Collateral.  Borrower will not sell, lease or otherwise dispose of the Collateral except (a) dispositions of Inventory in the ordinary course of business and not pursuant to any bulk sale, and (b) dispositions of furniture, Fixtures and Equipment in the ordinary course of business that Borrower determines in good faith is no longer used or useful in the business of Borrower, provided, however, that any such dispositions shall be subject to Section 4.2(b) of the APA and at the time of such disposition, no Default or Event of Default exists or would result from such disposition.

(f)  Liens.  Borrower will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit D and (iii) other Liens permitted pursuant to Section 9.2 of the APA.

(g)  Change in Location or Name.  Borrower will not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1(e)) at a location other than a location specified in Exhibit A, (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit A, (iii) maintain a place of business at a location other than a location specified on Exhibit A, (iv) change its name or taxpayer identification number or (v) change its mailing address, unless Borrower shall have given Agent not less than thirty (30) days’ prior written notice thereof, and Agent shall have determined that such change will not adversely affect the validity, perfection or priority of Agent’s security interest in the Collateral.

(h)  Other Financing Statements.  Borrower will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(f).

SECTION 4.2.  Receivables.

(a)  Certain Agreements on Receivables.  Borrower will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof unless approved by Agent in its reasonable discretion.

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(b)  Collection of Receivables.  Except as otherwise provided in this Security Agreement, but subject to Section 8.21 of the APA, Borrower will collect and enforce, at Borrower’s sole expense, all amounts due or hereafter due to Borrower under the Receivables.

(c)  Delivery of Invoices.  Borrower will deliver to Agent immediately upon its request after the occurrence of a Default or Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Agent shall specify.

(d)  Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, Borrower will disclose such fact to Agent in writing in connection with the inspection by Agent of any record of Borrower relating to such Receivable and in connection with any invoice or report furnished by Borrower to Agent relating to such Receivable.

SECTION 4.3.  Inventory and Equipment.

(a)  Maintenance of Goods.  Borrower will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

(b)  Insurance.  Borrower will maintain in accordance with Section 8.11 of the APA.

(c)  Titled Vehicles.  Borrower will give Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to Agent, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of Agent noted on any such certificate.

SECTION 4.4.  Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Borrower will (i) deliver to Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (ii) hold in trust for Agent upon receipt and immediately thereafter deliver to Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as Agent shall specify, and (iv) upon Agent’s request, after the occurrence and during the continuance of a Default or Event of Default,  deliver to Agent (and thereafter hold in trust for Agent upon receipt and immediately deliver to Agent) any Document evidencing or constituting Collateral.

SECTION 4.5.  Uncertificated Securities and Certain Other Investment Property.  Borrower will permit Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Agent granted pursuant to this Security Agreement.  Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to

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cause Agent to have and retain Control over such Securities or other Investment Property.  Without limiting the foregoing, Borrower will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with Agent in form and substance satisfactory to Agent.

SECTION 4.6.  Stock and Other Ownership Interests.

(a)  Changes in Capital Structure of Issuers. Borrower will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

(b)  Issuance of Additional Securities.  Borrower will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to Borrower.

(c)  Registration of Pledged Securities and other Investment Property.  Borrower will permit any registerable Collateral to be registered in the name of Agent or its nominee at any time following an Event of Default at the option of Agent.

(d)  Exercise of Rights in Pledged Securities and other Investment Property.  Borrower will permit Agent or its nominee at any time after the occurrence of a Default or Event of Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

SECTION 4.7.  Pledged Deposits.  Borrower will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Majority Lenders.

SECTION 4.8.  Deposit Accounts.  Borrower will enter into a control agreement regarding any deposit account of Borrower maintained with a bank or financial institution pursuant to which such bank or financial institution acknowledges the security interest of Agent, for the benefit of Lenders, in such bank account, and agrees to comply with instructions originated by Agent after the occurrence of an Event of Default directing disposition of the funds in such bank account without further consent from Borrower, and agrees to subordinate and limit any security interest such bank may have in such bank account on terms satisfactory to Agent.

SECTION 4.9.  Federal, State or Municipal Claims.  Borrower will notify Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is expressly

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restricted by federal, state or municipal law in  a manner that would not permit Agent to obtain a Security Interest therein under the Code.

ARTICLE V

DEFAULT

SECTION 5.1.  Default.  The occurrence of any one or more of the following events shall constitute a default:

(a)  any representation, warranty, certification or statement made or deemed to have been made by Borrower in this Security Agreement, shall prove to have been incorrect in any material respect when made.

(b)  any covenant, agreement or condition contained in this Security Agreement is not fully and timely performed, observed or kept in all material respects.

(c)  The occurrence of any “Event of Default” under, and as defined in, the APA.

(d)  Any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Agent and such Security is properly defined as such under Article 8 of the Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

SECTION 5.2.  Acceleration and Remedies.  Upon the acceleration of the Obligations under the APA, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Agent, upon the written instruction of the Majority Lenders, may exercise any or all of the following rights and remedies:

(a)  Those rights and remedies provided in this Security Agreement, the APA, or any other Loan Document, provided that this Section 5.2(a) shall not be understood to limit any rights or remedies available to Agent or the Lenders prior to a Default or Event of Default.

(b)  Those rights and remedies available to a secured party under the Code (whether or not the Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(c)  Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable.

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SECTION 5.3.  Borrower’s Obligations Upon Default.  Upon the request of Agent after the occurrence of an Event of Default, Borrower will:

(a)  Assembly of Collateral.  Assemble and make available to Agent the Collateral and all records relating thereto at any place or places specified by Agent.

(b)  Secured Party Access.  Permit Agent, by Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

SECTION 5.4.  License.  Agent, for the benefit of the Lenders, is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default or Event of Default, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default or Event of Default, Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit, for the benefit of the Lenders.  In addition, Borrower hereby irrevocably agrees that Agent, upon the written instruction of the Majority Lenders, may, following the occurrence and during the continuance of an Event of Default, sell any of Borrower’s Inventory directly to any Person, including without limitation Persons who have previously purchased Borrower’s Inventory from Borrower and in connection with any such sale or other enforcement of Agent’s and Lenders’ rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to Borrower and any Inventory that is covered by any copyright owned by or licensed to Borrower and Agent may finish any work in process and affix any trademark owned by or licensed to Borrower and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Majority Lenders and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Agent and the Lenders until the Secured Obligations have been paid in full.

ARTICLE VII

INTENETIONALLY OMITTED

ARTICLE VIII

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GENERAL PROVISIONS

SECTION 8.1.  Notice of Disposition of Collateral.  Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Borrower, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

SECTION 8.2.  Compromises and Collection of Collateral.  Borrower and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectable in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, Borrower agrees that Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon the written instruction of the Majority Lenders, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Agent shall be commercially reasonable so long as Agent acts in good faith based on information known to it at the time it takes any such action.

SECTION 8.3.  Secured Party Performance of Borrower Obligations.  Without having any obligation to do so, Agent may perform or pay any obligation which Borrower has agreed to perform or pay in this Security Agreement and Borrower shall reimburse Agent for any amounts paid by Agent pursuant to this Section 8.3.  Borrower’s obligation to reimburse Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

SECTION 8.4.  Authorization for Secured Party to Take Certain Action.  Borrower irrevocably authorizes Agent at any time and from time to time in the sole discretion of Agent and appoints Agent as its attorney in fact (i) to file such financing statements and financing statement amendments, without notice to Borrower, in all jurisdictions Agent deems appropriate necessary or desirable in Agent’s sole discretion to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1(e), to enforce payment of the Receivables in the name of Agent or Borrower, (vi) to apply the proceeds of any Collateral received by Agent to the Secured Obligations in such order as Agent shall determine in its sole discretion, and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and Borrower agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection therewith, provided that this authorization shall not relieve Borrower of any of its obligations under this Security Agreement or under the APA.

SECURITY AGREEMENT (HII Technologies)

SECTION 8.5.  Specific Performance of Certain Covenants.  Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.1(f), 4.4, 5.3, or 8.7 will cause irreparable injury to Agent and the Lenders, that neither Agent nor any Lender has any adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent and the Lenders to seek and obtain specific performance of other obligations of Borrower contained in this Security Agreement, that the covenants of Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against Borrower.

SECTION 8.6.  Use and Possession of Certain Premises.  Upon the occurrence of an Event of Default, Agent shall be entitled to occupy and use any premises owned or leased by Borrower where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Borrower for such use and occupancy.

SECTION 8.7.  Dispositions Not Authorized.  Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(e) and notwithstanding any course of dealing between Borrower, Agent and the Lenders or other conduct of Agent or any Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(e)) shall be binding upon Agent or any Lender unless such authorization is in writing signed by the Majority Lenders.

SECTION 8.8.  Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Majority Lenders.

SECTION 8.9.  Survival of Representations.  All representations and warranties of Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

SECTION 8.10.  Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by Borrower, together with interest and penalties, if any.  Borrower shall reimburse Agent and any Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Agent or any Lender) paid or incurred by Agent or any Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by Borrower.

SECTION 8.11.  Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

SECURITY AGREEMENT (HII Technologies)

SECTION 8.12.  Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the APA has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of any Lender which would give rise to any Secured Obligations are outstanding.

SECTION 8.13.  Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between Borrower, Agent and the Lenders relating to the Collateral and supersedes all prior agreements and understandings between Borrower, Agent and the Lenders relating to the Collateral.

SECTION 8.14.  GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

ARTICLE IX

NOTICES

SECTION 9.1.  Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.4 of the APA.  Notices to Borrower shall be sent to the address as provided in Exhibit A.

SECTION 9.2.  Change in Address for Notices.  Each of Borrower and Agent may change the address for service of notice upon it by a notice in writing to the other parties.

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SECURITY AGREEMENT (HII Technologies)

IN WITNESS WHEREOF, Borrower and Agent have executed this Security Agreement as of the date first above written.

BORROWER:

____________________________

a ___________limited liability company

By:

AGENT:

HEARTLAND BANK,

an Arkansas state bank

By: /s/Phill Thoms

       Phil Thomas, Executive Vice President

SECURITY AGREEMENT (HII Technologies)